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                                                                    EXHIBIT 10.6

                        STERLING CHEMICALS HOLDINGS, INC.
                            STERLING CHEMICALS, INC.

                 SECOND AMENDED AND RESTATED SEVERANCE PAY PLAN


                             PRELIMINARY STATEMENTS

       A. Sterling Chemicals Holdings, Inc. and Sterling Chemicals, Inc. are Delaware corporations.

       B. On March 8, 2001, the Holdings Board and the Chemicals Board (as such terms are defined below) approved a severance pay plan (as amended and restated as of July 13, 2001, the "Existing Plan").

       C. On October 31, 2001, the United States Bankruptcy Court for the Southern District of Texas entered an order (the "Court Order") approving the Existing Plan, subject to certain modifications negotiated and agreed to by the Company (as defined below), the Official Committee of Unsecured Creditors, The Bank of New York, as Indenture Trustee, and the Ad Hoc Committee of holders of Chemicals' 12-3/8% Senior Secured Notes due 2006.

       D. The Holdings Board and the Chemicals Board desire to formally amend the Existing Plan to incorporate the modifications required by the Court Order and to restate the Existing Plan as so amended in its entirety.

              NOW, THEREFORE, the Existing Plan is hereby amended and restated, effective as of the Effective Date (as defined below), to read in its entirety as follows:

                                    ARTICLE I

                         Definitions and Interpretations

              Section 1.01.Definitions. Capitalized terms used in this Plan shall have the following respective meanings, except as otherwise provided or as the context shall otherwise require:

              "Applicable Multiplier" has the meaning specified in Section 2.02(a).

              "Base Salary" has the meaning specified in Section 2.02(a).

              "Benefit Plan" means any employee benefit plan (including any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974), program, arrangement or practice maintained, sponsored or provided by Holdings or

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       any Subsidiary, including those relating to bonuses, incentive compensation, retirement benefits, stock options, stock ownership or stock awards, healthcare and medical benefits, disability benefits, death benefits, disability, life, accident and travel insurance, sick leave, vacation pay or termination pay, as amended, or any successor to any of such plans.

              "Change of Control" means the occurrence of any of the following events: (i) Holdings shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned Subsidiary); (ii) Holdings or Chemicals is dissolved and liquidated; (iii) Chemicals sells, leases or exchanges all of its assets or a Substantial Part of its Assets (other than in the ordinary course of business) to any other person or entity (other than Holdings or another wholly-owned Subsidiary); (iv) Chemicals ceases to be a wholly-owned Subsidiary of Holdings for any reason other than a merger, consolidation or other reorganization in which Holdings or a wholly-owned Subsidiary is the surviving entity; (v) any "person" (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) other than one or more of the Excluded Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended, except that a person will be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the then outstanding shares of Holdings' that are normally entitled to vote in the election of directors (based upon voting power); (vi) individuals who as of March 8, 2001 constituted the Holdings Board (together with any new directors whose election by the Holdings Board or whose nomination for election by the stockholders of Holdings was approved by a majority of the directors of Holdings then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Holdings Board then in office; or (vii) the Company sells, leases or exchanges all or substantially all of the assets or capital securities of any of its SBUs to any other person or entity (other than Holdings or another wholly-owned Subsidiary); provided, however, that any such sale, lease or exchange shall not constitute a "Change of Control" for purposes of this clause (vii) with respect to any Participant who was not assigned to work on a full-time basis in the relevant SBU at the time of such sale, lease or exchange and, provided further, that the sale, lease or exchange of all or substantially all of the assets or capital securities of Sterling Fibers, Inc. or Sterling Chemicals Acquisitions, Inc. (or any of its direct or indirect subsidiaries) shall not constitute a "Change of Control" with respect to any Participant.

              "Chemicals" means Sterling Chemicals, Inc. and any Successor.

              "Chemicals Board" means the Board of Directors of Chemicals.

              "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended. Reference in this Plan to COBRA shall be deemed to include any amendments or successor provisions to COBRA and any regulations thereunder.


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

              "Code" means the Internal Revenue Code of 1986, as amended. Reference in this Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

              "Company" means Holdings and the Subsidiaries, including
       Chemicals.

              "Compensation Committee" means the Compensation Committee of Holdings.

              "Disability" means, with respect to any Participant, a physical or mental condition of such Participant that results in such Participant becoming eligible for long term disability benefits under the Company's long term disability Benefit Plan.

              "Effective Date" means October 31, 2001.

              "Excluded Holders" means the parties, as of March 8, 2001, to that certain Sterling Chemicals Holdings, Inc. Stockholders Agreement dated effective as of August 21, 1996, as amended.

              "Existing Plan" has the meaning specified in the Preliminary Statements of this Plan.

              "Good Reason" means, with respect to any Participant, any of the following actions or failures to act, but in each case only if it occurs
       (a) on or after the date that is 180 days prior to the date on which a Change of Control occurs and (b) while such Participant is employed by Holdings or any Subsidiary, and then only if it is not consented to by such Participant in writing:

              (i) a material reduction by the Company in such Participant's total compensation in effect immediately prior to the effective date of such reduction;

             (ii) the failure of the Company to continue such Participant's eligibility for participation in employee benefit plans, programs, arrangements and practices providing benefits that, in the aggregate, are at least as favorable to such Participant as those provided under the Benefit Plans in which he or she was a participant immediately prior to the effective date of such failure;

            (iii) the failure of the Company to maintain employee benefit plans, programs, arrangements and practices entitling such Participant to benefits that, in the aggregate, are at least as favorable to such Participant as those available to such Participant under the Benefit Plans in which he or she was a participant immediately prior to the effective date of such failure; or

             (iv) any change of more than 75 miles (or, in the case of any Participant for whom the Compensation Committee has approved a shorter distance, such shorter distance) in the location of the principal place of employment of such Participant immediately prior to the effective date of such change.


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       For purposes of this definition, any action or failure to act described in clauses (i) through (iv) above shall cease to be a Good Reason with respect to any Participant on the date which is 30 days after such Participant acquires actual knowledge of such action or failure to act unless, prior to such date, such Participant gives a Termination Notice pursuant to Section 2.05. In the event of any dispute between the Company, on the one hand, and any Participant, on the other hand, with respect to the amount of total compensation of such Participant for purposes of clause (i) above or the aggregate value or level of any of such Participant's benefits for purposes of clause (ii) or (iii) above, the Company and such Participant shall use their best efforts to resolve such dispute themselves. If they are unable to resolve the dispute within 15 business days, Deloitte & Touche L.L.P., or such other nationally recognized accounting firm or employee benefits firm acceptable to the Company and such Participant, shall be engaged by the Company to make its own determination with respect to the dispute and the determination by such firm shall be final and binding on the Company (including the Compensation Committee) and such Participant. In case of any dispute regarding the amount of total compensation of a Participant or the value or level of a Participant's benefits, the burden of proof shall rest with the Participant. If any firm is engaged with respect to any dispute as aforesaid, (A) such firm shall be instructed to make its determination as soon as practicable and to use such materiality standard as such firm may determine to be reasonable under the circumstances and (B) the disputants shall provide such firm with all books, records and other information relevant to such dispute as such firm may reasonably request. No firm engaged as aforesaid shall be liable or responsible to the Company (including the Compensation Committee) or any Participant for any determination made by such firm in good faith. In case of any claim that such firm did not act in good faith, the burden of proof shall rest with the person or entity claiming the absence of good faith.

              "Holdings" means Sterling Chemicals Holdings, Inc. and any Successor.

              "Holdings Board" means the Board of Directors of Holdings.

              "Misconduct" means, with respect to any Participant:

              (i) the commission by such Participant of acts that are both dishonest and demonstrably injurious to the Company (monetarily or otherwise) in any material respect;

             (ii) the failure of such Participant to observe and comply with the Company's published policies relating to alcohol and drugs, harassment or compliance with applicable laws;

            (iii) the failure of such Participant to observe and comply with any other lawful published policy of the Company, but, in the case of any such failure that is capable of being remedied, only if such failure shall have continued unremedied


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                    for more than 30 days after written notice thereof is given to such Participant by Holdings or Chemicals;

             (iv) the willful failure of such Participant to observe and comply with all lawful and ethical directions and instructions of the Holdings Board, any person to whom such Participant reports or any person who has greater authority than such Participant with respect to the relevant directions or instructions;

              (v) the failure of such Participant to perform, in any material respect, his or her duties with the Company, but only if such failure was not caused by disability or incapacity and shall have continued unremedied for more than 30 days;

             (vi)   the conviction of such Participant for a felony offense; or

            (vii) any willful conduct on the part of such Participant that prejudices, in any material respect, the reputation of the Company in the fields of business in which it is engaged or with the investment community or the public at large, but only if such Participant knew, or should have known, that such conduct could have such result.

       If any Participant is a party to a written employment agreement with the Company, then clause (iv) above shall not apply to any directions or instructions that are contrary to or inconsistent with any of the positions, functions, duties or reporting responsibilities of such Participant as set forth in such written employment agreement or that violate any of such Participant's rights, privileges or immunities under such employment agreement. In case of any dispute regarding whether or not any conduct by a Participant meets any of the standards set forth in clauses (i) through (vii) above, the burden of proof shall rest with the Company.

              "Participants" means all non-union employees of the Company (salaried and hourly) who are based in the United States; provided, however, that no employee of the Company that was given notice of his or her termination or layoff, or proposed termination or layoff, prior to April 1, 2001 shall be a Participant hereunder and, provided further, that, except as the Compensation Committee may otherwise provide in writing, any individual who is not paid through the Company's payroll system, or who is classified by the Company for purposes of this Plan as an independent contractor (or some other non-common law employee category), shall not be a "Participant" under this Plan, notwithstanding such individual's subsequent or retroactive (i) payment through the Company's payroll system or (ii) classification or reclassification for tax or other purposes.

              "Pension Plans" means the Sterling Chemicals, Inc. Amended and Restated Salaried Employees' Pension Plan (effective as of May 1, 1996), as amended, and the Sterling Chemicals, Inc. Hourly Paid Employees' Pension Plan (effective as of May 1, 1996), as amended, or any successor to either of such plans.


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              "Plan" means this Second Amended and Restated Severance Pay Plan, as amended, supplemented or modified from time to time in accordance with its terms.

              "SBU" means a strategic business unit of the Company.

              "Severance Amount" has the meaning specified in Section
       2.02(a)(i).

              "Subsidiary" means any corporation, limited partnership, general partnership, limited liability company or other form of entity a majority of any class of voting stock or other voting rights of which is owned, directly or indirectly, by Holdings.

              "Substantial Part of its Assets" means (i) all or substantially all of the assets of the Company comprising its Texas City, Texas facility or (ii) all or substantially all of the assets of the Company comprising its pulp chemicals business.

              "Successor" means (i) with respect to all Participants, a successor to all or substantially all of the business, operations or assets of the Company or any Substantial Part of its Assets (whether direct or indirect, by purchase, merger, consolidation or otherwise), and
       (ii) with respect to any Participant as to whom a Change of Control is deemed to have occurred pursuant to clause (vii) of the definition of Change of Control, the person or entity to or with whom the Company sold, leased or exchanged all or substantially all of the assets or capital securities of the relevant SBU.

              "Termination Date" means, with respect to any Participant, the termination date specified in the Termination Notice delivered by such Participant to the Company in accordance with Section 2.05 or the actual date of termination of such Participant's employment by the Company for any reason other than Misconduct or Disability.

              "Termination Notice" means, with respect to any Participant, a notice from such Participant to Holdings purporting to terminate such Participant's employment for Good Reason in accordance with Section 2.05.

              "Years of Service" means, with respect to any Participant, the number of years of service as of such Participant's Termination Date which is recognized by the Company for such Participant for vesting purposes under the Pension Plan in which such Participant participates as of such Participant's Termination Date; provided, however, that any fractional Year of Service shall be rounded up to the next full Year of Service.

              Section 1.02.Interpretation. In this Plan, unless a clear contrary intention appears, (a) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Plan as a whole and not to any particular Article, Section or other subdivision, (b) reference to any Article or Section, means such Article or Section hereof and (c) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.


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                                   ARTICLE II

                            Eligibility and Benefits

              Section 2.01.Eligible Employees. This Plan is only for the benefit of Participants, and no other employees or personnel shall be eligible to participate in this Plan or to receive any rights or benefits hereunder.

              Section 2.02.Description of Benefits. (a) Subject to Section 2.03, each Participant shall be entitled to receive the benefits described below if
(i) a Change of Control occurs after April 1, 2001 and (ii) during the period commencing 180 days prior to the date on which such Change of Control occurs and ending 180 days after the date on which such Change of Control occurs, either such Participant terminates or has terminated his or her employment for Good Reason in accordance with Section 2.05 or the Company terminates or has terminated such Participant's employment for any reason other than a termination for Misconduct or Disability:

              (i) the Company shall pay to such Participant, within 30 days after such Participant's Termination Date or, in the event that such Participant's Termination Date occurred within the 180-day period immediately preceding the occurrence of a Change of Control, within 30 days after such Change of Control, a lump sum cash payment equal to such Participant's Base Salary times such Participant's Applicable Multiplier (the "Severance Amount"); and

             (ii) for a period of six months following such Participant's Termination Date, the COBRA premium required to be paid by such Participant for coverage under the Company's medical and dental insurance plans shall not exceed the regular premiums required to be paid by active employees for similar coverage under such plans; provided, however, that the benefits provided under this clause (ii) shall only be available to such Participant if such Participant (or his or her qualified beneficiaries) makes a timely COBRA election on or after such Participant's Termination Date to continue coverage under such medical and dental insurance plans and pays the regular employee premium required by such plans and, provided further, that during such six-month period, the Company shall not amend any such medical or dental insurance plan to decrease or restrict eligibility for the benefits available thereunder or terminate any such medical or dental insurance plan without establishing a successor plan providing benefits that are at least equal to the benefits provided under the terminated plan.

For purposes of this Plan, "Base Salary" means, with respect to any Participant, such Participant's annual base salary immediately prior to the earlier of (A) the date on which an event occurs that results in such Participant terminating his or her employment for Good Reason and (B) the actual date of such Participant's termination by the Company for any reason other than Misconduct or Disability, and "Applicable Multiplier" means, with respect to any Participant, the greater of (x) 0.5 and (y) such Participant's Years of Service as of the earlier of (1) the date on which an event occurs that results in such Participant terminating his or her employment for

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Good Reason and (2) the actual date of such Participant's termination by the
Company for any reason other than Misconduct or Disability times a fraction having a numerator of two and a denominator of 52; provided, however, that no Participant's Applicable Multiplier shall exceed 1.0.

              (b) No Participant shall be entitled to receive any of the benefits described in this Section 2.02 on account of any Change of Control unless such Change of Control occurred (i) while such Participant was employed by the Company or (ii) within 180 days after such Participant's Termination Date unless the Company terminates such Participant's employment prior to such Change of Control and such termination was directly or indirectly related to, connected with, in anticipation of, in furtherance of, pursuant to the terms of or during the pendency of such Change of Control or is for the purpose of directly or indirectly encouraging or facilitating such Change of Control.

              (c) Notwithstanding anything to the contrary contained in this Plan, the benefits made available under this Plan to Participants expressly exclude outplacement services and financial counseling.

              (d) Participation in this Plan is voluntary. The Company may require that each eligible employee execute a participation agreement as a condition to becoming a Participant hereunder. By agreeing to participate in this Plan, or by accepting any benefits under this Plan, a Participant unconditionally agrees for all purposes under this Plan to be bound by all of the terms and conditions of this Plan, including the provisions of Article III hereof.

              Section 2.03.Additional Provisions Relating to Benefits under Sections 2.02. (a) Notwithstanding anything to the contrary contained in this Plan, the Company's obligation to continue the benefits described in Section 2.02(a)(ii) for any Participant shall cease if and when such Participant ceases to be eligible to continue group health plan coverage under COBRA.

              (b) Notwithstanding anything to the contrary contained in this Plan, no Participant shall be entitled to receive any benefits under this Plan in connection with any Change of Control and termination of the employment of such Participant by the Company or a Successor if (i) the Company emerges from bankruptcy as a reorganized entity and, in connection with such emergence, either the Company or its Successor assumes this Plan as it pertains to such Participant, as applicable, and (ii) prior to or immediately following such termination, the Company or such Successor, as the case may be, offers such Participant employment at the same job position with substantially equivalent compensation and benefits; provided, however, that the failure or refusal of the Company or such Successor, as applicable, to assume this Plan shall not impair the right of any Participant to receive any benefits, or otherwise reduce or diminish the benefits received by such Participant, pursuant to this Plan.

              (c) Notwithstanding anything to the contrary contained in this Plan, the amount of the Severance Amount payable to any Participant under this Plan shall be reduced, dollar for dollar, by the aggregate amount of all separation, severance or termination payments paid or payable to such Participant under (i) any Benefit Plan (other than this Plan and the Pension

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Plans), including the Company's Amended and Restated Key Employee Protection
Plan, (ii) any agreement between such Participant and the Company or (iii) any applicable law, statute, rule, regulation, order or decree (or other pronouncement having the effect of law) of any nation or governmental authority, including the Worker Adjustment and Retraining Notification Act.

              (d) Notwithstanding anything to the contrary contained in this Plan, no Participant whose employment is terminated by the Company or a Successor shall be entitled to receive his or her Severance Amount unless and until such Participant agrees in writing that such Participant will repay to the Company or its Successor, as the case may be, a Pro Rata Portion of any Severance Amount received by such Participant if such Participant is offered and accepts reemployment by the Company or its Successor within 90 days after such Participant's Termination Date. For purposes of this Plan, "Pro Rata Portion" means, with respect to any Participant, (i) the Severance Amount received by such Participant times a fraction, (A) the numerator of which is the number of days from such Participant's reemployment date to the date which is 90 days after such Participant's Termination Date, and (B) the denominator of which is 90, minus (ii) such amount as may be required to ensure that the net after tax amount retained by such Participant after any repayment to the Company pursuant to this paragraph (d) is equivalent to the net after tax amount that would have been retained by such Participant had such Participant originally received and paid taxes on an amount equal to the Severance Amount received by such Participant minus the amount determined under clause (i) of this definition.

              Section 2.04.Cost of Plan; Plan Unfunded; Participant's Rights Unsecured. The entire cost of this Plan shall be borne by the Company, and no contributions shall be required of the Participants. The Company shall not be required to establish any special or separate fund or make any other segregation of funds or assets to assure the payment of any benefit hereunder. The right of any Participant to receive the benefits provided for herein shall be an unsecured claim against the general assets of the Company.

              Section 2.05.Termination Notices from Participants. For purposes of this Plan, in order for any Participant to terminate his or her employment for Good Reason, such Participant must give a written notice of termination to Holdings or Chemicals, which notice shall be in writing and signed by such Participant, shall be dated the date it is given to Holdings or Chemicals, shall specify the termination date, shall state that the termination is for a Good Reason and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such Good Reason.

                                   ARTICLE III

                     Claims Procedure and Dispute Resolution

              Section 3.01.Claims for Benefits. Any claim relating to benefits under this Plan shall be submitted in writing to the Compensation Committee in such manner as it may direct. If the Compensation Committee determines that any claimant is not entitled to receive all or part of the benefits claimed, it will mail or deliver written notice to such claimant of (a) its determination and the reasons therefor, with appropriate references to pertinent Plan provisions, and (b) the procedure for review of its determination. Such notice shall, if appropriate, also explain how a claimant may perfect the claim and why submission of additional information is necessary to do so. Such notice shall be provided within 90 days after submission of the claim. If the claimant does not receive notice of a decision within such 90-day period, the claimant's claim shall be deemed denied.

              Section 3.02.Administrative Appeal. An applicant for benefits whose claim has been denied in whole or in part, or the duly authorized representative of such claimant, may, within 60 days after receipt of written notice of such denial (or after the claim is deemed denied), request a review thereof and submit to the Compensation Committee in writing such additional information as the claimant desires. A claimant who submits a claim for review shall have a reasonable opportunity to submit issues and comments in writing and to review pertinent documents. The Compensation Committee will then render its final decision with the specific reasons therefore (including references to pertinent Plan provisions) and notify the claimant in writing of such decision within 60 days after the submission of such request for review. If the claimant does not receive notice of such decision within such 60-day period, the claim for review shall be deemed denied.

              Section 3.03.Negotiation. Subject to Section 3.05, in case a dispute or controversy shall arise between any Participant (or any person claiming by, through or under any Participant) and the Company (including the Compensation Committee) relating to or arising out of this Plan or a benefit claim for which a final administrative appeal has been denied (or deemed denied) pursuant to Section 3.02, either disputant may give written notice to the other disputant ("Dispute Notice") that it wishes to resolve such dispute or controversy by negotiations, in which event the disputants shall attempt in good faith to negotiate a resolution of such dispute or controversy. If the dispute or controversy is not so resolved within 30 days after the effective date of the Dispute Notice, subject to Section 3.05, either disputant may initiate arbitration of the matter as provided in Section 3.04. All negotiations pursuant to this Section 3.03 shall be held at the Company's principal offices in Houston, Texas (or such other place as the disputants shall mutually agree) and shall be treated as compromise and settlement negotiations for the purposes of the federal and state rules of evidence and procedure.

              Section 3.04.Arbitration. Subject to Section 3.05, any dispute or controversy (a) which arises out of or relates to this Plan or a benefit claim for which a final administrative appeal has been denied (or deemed denied) pursuant to Section 3.02 and (b) which has not been resolved by negotiations in accordance with Section 3.03 within 30 days of the effective date of the Dispute Notice shall, upon the request of either disputant, be finally settled by arbitration conducted expeditiously in accordance with the labor arbitration rules of the American Arbitration Association. The arbitrator shall be not empowered to award damages in excess of compensatory damages and each disputant shall be deemed to have irrevocably waived any damages in excess of compensatory damages. The arbitrator's decision shall be final and legally binding on the disputants and their successors and assigns. The fees and expenses of the arbitrator shall be borne solely by the prevailing disputant or, in the event there is no clear prevailing disputant, as the arbitrator deems appropriate. All arbitration conferences and hearings shall be held in Houston, Texas.

              Section 3.05.Exclusivity, etc. The dispute resolution procedures set forth in Sections 3.03 and 3.04 shall not apply to any matter which, by the express provisions of this Plan, is to be finally determined by the Compensation Committee or by an accounting firm or employee benefits firm unless and until the Compensation Committee, accounting firm or employee benefits firm issues its decision (in the case of the Compensation Committee, in accordance with Sections
3.01 and 3.02). Any such determination by the Compensation Committee or an accounting firm or employee benefits firm shall be final and may not be overturned unless such determination is found to be arbitrary and capricious or an abuse of discretion. No legal action may be brought with respect to this Plan except for the purpose of specifically enforcing the provisions of this Article III or for the purpose of enforcing any arbitration award made pursuant to
Section 3.04.

                                   ARTICLE IV

                            Miscellaneous Provisions

              Section 4.01.Cumulative Benefits. Except as provided in Section 2.03(b), the rights and benefits provided to any Participant under this Plan are cumulative of, and are in addition to, all of the other rights and benefits provided to such Participant under any Benefit Plan or any agreement between such Participant and the Company.

              Section 4.02.No Mitigation or Offset. No Participant shall be required to mitigate the amount of any payment provided for in this Plan by seeking or accepting other employment following a termination of his or her employment with the Company or otherwise. Except as otherwise provided in
Section 2.03(a), the amount of any payment provided for in this Plan shall not be reduced by any compensation or benefit earned by a Participant as the result of employment by another employer or by retirement benefits.

              Section 4.03.Amendment and Termination. (a) The Holdings Board and the Chemicals Board shall be entitled to amend or terminate this Plan at any time and for any reason; provided, however, that no amendment or termination of this Plan shall affect the rights or benefits of any Participant or the obligations of the Company accrued under this Plan as of the effective date of such termination or amendment or any of the rights or benefits of such Participant or the obligations of the Company accruing under this Plan after the effective date of such termination or amendment on account of any Change of Control that occurred prior to such effective date.

              (b) Notwithstanding the foregoing, no termination of this Plan, and no amendment to this Plan that decreases or restricts benefits or eligibility hereunder, shall be effective with respect to, binding upon or reduce any benefits payable hereunder to, any person who at the time is a Participant if such termination or amendment is (i) directly or indirectly related to, connected with, in anticipation of, in furtherance of, pursuant to the terms of or during the pendency of any Change of Control or is for the purpose of directly or indirectly encouraging or facilitating a Change of Control, or (ii) made during the period commencing 180 days prior the date on which any Change of Control occurs and ending 180 days after the date on which such Change of Control occurs.

              Section 4.04.Administration. (a) The Compensation Committee is, as respects the rights and obligations of all parties with an interest in this Plan, given the powers, rights and duties specifically stated elsewhere in this Plan and, in addition, is given full power and final discretionary authority to:

              (i) make determinations with respect to the administration of this Plan, construe and interpret its provisions, take all other actions deemed necessary or advisable for the proper administration of this Plan and determine all questions arising under this Plan, including the power to determine the rights or eligibility of Participants and any other persons, and the amounts of their benefits under this Plan, and to remedy ambiguities, inconsistencies or omissions;

              (ii) adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of this Plan;

            (iii) enforce this Plan in accordance with its terms and in accordance with any rules of procedure and regulations adopted by the Compensation Committee pursuant to clause (ii) above; and

             (iv) employ agents, attorneys, accountants or other persons (who also may be employed by the Company), and allocate, delegate or reallocate to them such powers, rights and duties as the Compensation Committee may consider necessary or advisable to properly carry out the administration of this Plan; provided, however, that such allocation or delegation and the acceptance thereof by such agents, attorneys, accountants or other persons are in writing.

              (b) Subject to applicable law, any determination, construction or interpretation of the provisions of this Plan, and any decision on any matter within the discretion of the Compensation Committee, that is made by the Compensation Committee in good faith shall be binding on all persons. In case of any claim that the Compensation Committee (or any member thereof) did not act in good faith, the burden of proof shall rest with the person or entity claiming the absence of good faith.

              (c) The members of the Compensation Committee shall receive no additional compensation for their services relating to this Plan. Any expenses properly incurred by the Compensation Committee incident to this Plan, including the cost of any bond required by applicable law, shall be paid by the Company.

              (d) The Company shall indemnify and hold harmless each member of the Compensation Committee against and all expenses and liabilities arising out of his or her administrative functions or fiduciary responsibilities, including any expenses and liabilities that are caused by or result from an act or omission constituting the negligence of such member in the performance of such functions or responsibilities, but excluding expenses and liabilities that are caused by or result from such member's own gross negligence or willful misconduct. Expenses against which such member shall be indemnified hereunder shall include, without limitation, the amounts of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.

              Section 4.05.Release of Claims. As a condition to receipt of the benefits under this Plan, a Participant will be required to sign an agreement, to be prepared by Holdings, in which he or she unconditionally and irrevocably releases the Company and its successors, assigns, divisions, subsidiaries, representatives, agents, officers, directors, stockholders and employees from any claims, demands and causes of action relating to or arising out of the termination of his or her employment with the Company, including any statutory claims under the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Civil Rights Acts of 1964 and 1991 and the Texas Commission on Human Rights Act, but excluding, however, any claims, demands and causes of action pertaining to (a) any benefits that are to be provided after the date of such agreement pursuant to the terms of this Plan,
(b) such Participant's rights, if any, under the Company's Amended and Restated Key Employee Protection Plan (as the same may hereafter be amended or modified in accordance with its terms) or (c) such Participant's rights, if any, under any employment agreement between such Participant and the Company.

              Section 4.06.Assignability. The Company shall have the right to assign this Plan and to delegate its duties and obligations hereunder, but not otherwise; provided, however, that no such assignment shall relieve or discharge the Company of or from any of its obligations under this Plan. Unless otherwise approved by the Compensation Committee, no Participant shall transfer or assign any of his or her rights under this Plan except by will or the laws of descent and distribution. Except as otherwise provided by law, no benefit, right or interest of any Participant under this Plan shall be subject to pledge, encumbrance or charge, seizure, attachment or legal, equitable or other process, or be liable for, or subject to, debts, liabilities or other obligations.

              Section 4.07.Consolidations, Mergers, Etc. Each of Holdings and Chemicals will require any person, firm or entity which becomes its Successor to expressly assume and agree to perform this Plan in writing, in the same manner and to the same extent that Holdings or Chemicals, as the case may be, would be required to perform hereunder if no such succession had taken place.

              Section 4.08.Benefit and Burden. This Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns. This Plan and all rights of each Participant shall inure to the benefit of and be enforceable by such Participant and his or her personal or legal representatives, executors, administrators, heirs and permitted assigns. If any Participant should die while any amounts are due and payable to such Participant hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to such Participant's devisees, legatees or other designees or, if there be no such devisees, legatees or other designees, to such Participant's estate.

              Section 4.09.Notices. All notices and other communications provided for in this Plan shall be in writing and shall be sent, delivered or mailed, addressed (a) if to Holdings, Chemicals or any other Subsidiary, at Holdings' principal office address or such other address as Holdings may have designated by written notice to all Participants for purposes hereof, directed to the attention of the Treasurer, and (b) if to any Participant, at his or her residence address on the records of Holdings or to such other address as he or she may have designated to Holdings in writing for purposes hereof. Each such notice or other communication shall be deemed to have been duly given or mailed by United States registered mail, return receipt requested, postage prepaid, except that any change of notice address shall be effective only upon receipt.

              Section 4.10.Withholdings. The Company shall have the right to deduct from any payment hereunder all taxes (federal, state or other) and other payments which it is required to withhold therefrom.

              Section 4.11.No Employment Rights Conferred. Nothing contained in this Plan shall (i) confer upon any Participant any right with respect to continuation of employment with the Company or (ii) subject to the rights and benefits of any Participant hereunder, interfere in any way with the right of the Company to terminate such Participant's employment at any time.

              Section 4.12.Governing Law. This Plan shall be governed in accordance with the laws of the State of Texas (without giving effect to conflicts of laws principles thereof) and applicable federal law.

              IN WITNESS WHEREOF, and as conclusive evidence of the adoption of this Plan by the Holdings Board and the Chemicals Board, Holdings and Chemicals have each caused this Plan to be duly executed in its name and behalf by its proper officer thereunto duly authorized as of March 8, 2001.

                                        STERLING CHEMICALS HOLDINGS, INC.



                                        By:
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                                        Printed Name:
                                                     --------------------------
                                        Title:
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                                        STERLING CHEMICALS, INC.



                                        By:
                                           ------------------------------------
                                        Printed Name:
                                                     --------------------------
                                        Title:
                                              ---------------------------------